UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 2, 2010
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement
On July 2, 2010, Micron Technology, Inc. (“Micron”), and Nanya Technology Corporation (“NTC”) entered into a Second Amended and Restated Technology Transfer and License Agreement with an effective date of April 9, 2010, pursuant to which the royalty payable by NTC to Micron on NTC’s sales Stack DRAM Products manufactured on JDP Process Nodes of less than 50nm was eliminated.

On July 2, 2010, Micron and NTC entered into a Joint Development Program and Cost Sharing Agreement (“JDP-CSA”) with an effective date of April 9, 2010.  The JDP-CSA applies to joint development of Stack DRAM Designs and Process Technology for process nodes of less than 50nm and supersedes the Amended and Restated Joint Development Program Agreement entered into by Micron and NTC on November 26, 2008, with respect to such design and development work on process nodes of less than 50nm.  In addition, the JPD-CSA provides for sharing of certain Micron research and development costs through 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	July 6, 2010	By:	/s/ D. Mark Durcan
		Name:	D. Mark Durcan
		Title:	President and Chief Operating Officer